Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                                   ARBOR, INC.


                            ARTICLE I - STOCKHOLDERS
                            ------------------------

     1.01     ANNUAL  MEETING.  Unless  the  Board  of Directors (the "Board" or
              ---------------
"Directors") or the President of the corporation select a different time or date, the annual meeting of stockholders shall be held each year at such location within or without the State of Nevada as may be determined by the Board, and at such time as may be determined by the Directors. The annual meeting shall be for the purpose of electing a Board and transacting such other business as may properly be brought before the meeting.

     1.02     SPECIAL  MEETING.  Special  meetings of stockholders may be called
              ----------------
at any time by the Board, any two directors or the President.

     1.03     LOCATION  OF  MEETING.  Special  meetings of stockholders shall be
              ---------------------
held at the principal executive office of the corporation or at any other place which may be designated by the Board.

     1.04     NOTICE.
              ------

          (a)  Annual And Special Meetings.  A written notice of each meeting of
               ---------------------------
stockholders shall be given not more than sixty (60) days and, except as provided below, not less than ten (10) days before the date of the meeting to each stockholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state (i) in the case of an annual meeting, those matters which the Board intends to present for action by the stockholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice or as otherwise provided by law. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board) entitled to call a special meeting of stockholders, the person receiving such request shall cause a notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.

          (b)  Adjourned  Meetings.  Notice  of an adjourned meeting need not be
               -------------------
given if (i) the meeting is adjourned for forty-five (45) days or less; (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken; and
(iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

     1.05     RECORD  DATE.  The  Board may fix in advance a record date for the
              ------------
determination of the stockholders entitled to notice of any meeting to vote, to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights. Such record date shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or more than sixty (60) days prior to such other action. Except as provided by law, when a record date is so fixed, only stockholders on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have the express or other notice of such claim or interest. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date. The Board shall fix a new record date if the adjourned meeting takes place more than forty-five (45) days from the date set for the original meeting.

     1.06     MEETING  WITHOUT REGULAR CALL AND NOTICE.  The transactions of any
              ----------------------------------------
meeting of stockholders, however called and noticed and wherever held, are as valid as though the meeting had been duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a stockholder shall not be considered present at a meeting if, at the beginning of the meeting, the stockholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the stockholder expressly objects to such consideration at the meeting.

     1.07     QUORUM  AND  REQUIRED  VOTE.  A majority of the shares entitled to
              ---------------------------
vote represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of stockholders whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

     1.08     PROXIES.  A  stockholder  may  be  represented  at  any meeting of
              -------
stockholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within six
(6) months prior to the meeting, unless the proxy specifies a different length of time, but in no event may the proxy continue in force for more than seven (7) years. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

     1.09     VOTING.  Except  as  otherwise  provided  by  the  Articles  of
              ------
Incorporation or by law, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law.

     1.10     ELECTION INSPECTORS.  One (1) or three (3) election inspectors may
              -------------------
be appointed by the Board in advance of a meeting of stockholders or at the meeting by the chairman of the meeting. If not previously chosen, one (1) or three (3) inspectors shall be appointed by the chairman of the meeting if a stockholder or proxyholder so requests. When inspectors are appointed at the request of a stockholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three (3) inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

     1.11     ACTION  WITHOUT  MEETING.  Except  as  provided  below  or  by the
              ------------------------
Articles of Incorporation, any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed, before or after the action, by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

     1.12     REPORTS.  Any  annual  report  to  stockholders  specified  in the
              -------
Nevada Revised Statutes is dispensed with, except as the Board may otherwise determine, as long as there are less than one hundred (100) holders of record of the corporation's shares. Any such annual report sent to stockholders shall be sent at least ten (10) days prior to the next annual meeting of stockholders.

                         ARTICLE II - BOARD OF DIRECTORS
                         -------------------------------

     2.01     NUMBER.  The  number  of  directors  of  this corporation shall be
              ------
seven (7) until such number is changed by an amendment of the Articles of Incorporation or this Bylaw.


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
     2.02     POWERS.  Subject to the limitations imposed by law or contained in
              ------
the Articles of Incorporation, the business and affairs of corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board.

     2.03     ELECTION, TERM OF OFFICE AND VACANCIES.  At each annual meeting of
              --------------------------------------
stockholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board may declare vacant the office of a director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by the sole remaining director. The stockholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board.

     2.04     REMOVAL.  Except  as  described below, any or all of the directors
              -------
may be removed without cause if such removal is approved by the affirmative vote of the majority of the outstanding shares entitled to vote. Unless the Board is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted and (ii) the entire number of directors authorized at the time of the director's most recent election were then being elected.

     2.05     RESIGNATION.  Any  director may resign by giving written notice to
              -----------
the President, the Secretary or the Board. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     2.06     COMPENSATION.  If  the  Board  so  resolves,  the  directors shall
              ------------
receive compensation and expenses of attendance for meetings of the Board and of committees of the Board. Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such services.

     2.07     COMMITTEES.  The  Board may, by resolution adopted by the majority
              ----------
of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by the resolution of the Board, a committee may exercise all of the authority of the Board to the extent permitted by the Nevada Revised Statutes.

     2.08     INSPECTION  OF  RECORDS AND PROPERTIES.  Each director may inspect
              --------------------------------------
all books, records, documents and physical properties of the corporation and its subsidiaries at any


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
reasonable time. Inspections are to be made either by the director or the director's agent or attorney. The right of inspection includes the right to copy and make extracts.

     2.09     TIME  AND  PLACE  OF  MEETINGS AND TELEPHONE MEETINGS.  Unless the
              -----------------------------------------------------
Board otherwise determines, the Board shall hold a regular meeting during each quarter of the Corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of stockholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place as shall be designated in the notice for the meeting or in resolution of the Board. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members so participating can hear each other.

     2.10     CALL.  Meetings  of  the Board, whether regular or special, may be
              ----
called by the President, the Secretary, or any directors.

     2.11     NOTICE.  Regular  meetings of the Board may be held without notice
              ------
if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four (4) days' notice by mail or twenty-four (24) hours' notice delivered personally or by telephone, email or telecopier, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than twenty-four (24) hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

     2.12     MEETING  WITHOUT REGULAR CALL AND NOTICE.  The transactions of any
              ----------------------------------------
meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

     2.13     ACTION  WITHOUT  MEETING.  Any action  required or permitted to be
              ------------------------
taken by the Board may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

     2.14     QUORUM  AND  REQUIRED  VOTE.  A  majority of the directors then in
              ---------------------------
office shall constitute a quorum for the transaction of business provided that unless the authorized number of directors is one (1), the number constituting a quorum shall not be less than the greater of one-third (1/3) of the authorized number of directors or two (2) directors. Except as otherwise provided by the Nevada Revised Statutes, the Articles of Incorporation or these By-laws, every act or decision done or made by a majority of the directors present at a meeting duly held at which quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

                             ARTICLE III -  OFFICERS
                             -----------------------

     3.01     TITLES  AND  RELATION  TO BOARD OF DIRECTORS.  The officers of the
              --------------------------------------------
corporation shall include a President, a Secretary and a Treasurer. The Board may also choose a Chief Financial Officer and one (1) or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All Officers shall perform their duties and exercise their powers subject to the direction of the Board. The Board may also appoint a Chairman of the Board.

     3.02     ELECTION,  TERM  OF  OFFICE AND VACANCIES.  At its regular meeting
              -----------------------------------------
after each annual meeting of stockholders, the Board shall choose the officers of the corporation. No officer need be a member of the Board. The officers shall hold office until their successors are chosen, except that the Board may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

     3.03     RESIGNATION.  Any  officer  may  resign  at  any time upon written
              -----------
notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     3.04     SALARIES.  The Board shall fix the salaries of the Chairman of the
              --------
Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

     3.05     CHAIRMAN  OF  THE  BOARD.  The Chairman of the Board shall preside
              ------------------------
over all meetings of the Board, work with the management of the corporation to set the agenda for such meetings and carryout such other duties as the Board may assign from time to time.

     3.06     PRESIDENT.  Unless  otherwise  determined  by  the  Board,  the
              ---------
President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of stockholders, shall effectuate orders and resolutions of the Board and shall exercise such other powers and perform such other duties as the Board shall prescribe.

     3.07     SECRETARY.  The  Secretary  shall  have  the  following powers and
              ---------
duties:

          (a)     Record  of  Corporate Proceedings.  The Secretary shall attend
                  ---------------------------------
all meetings of the Board and its committees and of stockholders and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board may determine.

          (b)     Record of Shares.  Unless a transfer agent is appointed by the
                  ----------------
Board to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

          (c)     Notices.  The  Secretary  shall  give  such  notices as may be
                  -------
required  by  law  or  these  Bylaws.

          (d)     Additional  Powers  and  Duties.  The Secretary shall exercise
                  -------------------------------
such other powers and perform such other duties as the Board or President shall prescribe.

     3.08     TREASURER.  Unless  otherwise  determined  by  the  Board,  the
              ---------
Treasurer shall have custody of the Corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the President and directors, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board or President shall prescribe.

     3.09     OTHER  OFFICERS.  The  other  officers of the corporation, if any,
              ---------------
shall perform such duties as the Board or President shall prescribe.

                ARTICLE IV - EXECUTION OF CORPORATE INSTRUMENTS,
                ------------ -----------------------------------
                         RATIFICATION OF CONTRACTS, AND
                         ------------------------------
                    VOTING OF SHARES OWNED BY THE CORPORATION
                    -----------------------------------------

     4.01     EXECUTION  OF  CORPORATE  INSTRUMENTS.  The  Board  may,  in  its
              -------------------------------------
discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or documents, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. Unless otherwise specifically determined by the Board:

          (a) formal contracts of the Corporation, promissory notes, deeds of trust, mortgages, and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal (except for share certificates issued by the Corporation), and share certificates owned by the Corporation, shall be executed, signed, or endorsed by the President, or jointly endorsed by the Secretary and Treasurer;

          (b) checks drawn on banks or other depositories on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed in such manner (which may be a facsimile signature) and by such person or persons as shall be authorized by the Board;

          (c) dividend warrants, drafts, insurance policies, and all other instruments and documents requiring the corporate signature, but not requiring the corporate seal, shall be executed or signed in the manner directed by the Board; and

          (d) share certificates issued by the Corporation shall be signed (which may be a facsimile signature) jointly by (i) the President or (ii) the Secretary and the Treasurer.

     4.02     RATIFICATION  BY  STOCKHOLDERS.  The Board may, in its discretion,
              ------------------------------
submit any contract or act for approval or ratification by the stockholders at any annual meeting of stockholders or at any special meeting of stockholders called for that purpose. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the Corporation represented at such meeting shall be as valid and binding upon the Corporation as though approved or ratified by each and every stockholder of the Corporation, unless a greater vote is required by law for such purpose.

     4.03     VOTING  OF  SHARES  OWNED BY THE CORPORATION.  All shares of other
              --------------------------------------------
corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by the President, the Secretary or the Treasurer.

                         ARTICLE V - SHARE CERTIFICATES
                         ------------------------------

     5.01     FORM OF CERTIFICATES.  Share certificates of the Corporation shall
              --------------------
be in such form and design as the Board shall determine. Each certificate shall state the certificate number, the date of issuance, the number, designation, class, and the name of the record holder of the shares represented thereby, the name of the Corporation, and if the shares of the Corporation are classified or if an class of shares has two (2) or more series, the legends, if any, required by the California Corporations Code.

     5.02     TRANSFER  OF  SHARES.  Shares  may  be  transferred  in any manner
              --------------------
permitted or provided by law. Before any transfer of shares is entered upon the books of the Corporation or recognized by the designated transfer agent and/or registrar of the Corporation, or any new certificate is issued therefor, the old certificate, properly endorsed, shall be surrendered and canceled, except when a certificate has been lost or destroyed.

     5.03     LOST CERTIFICATES.  The Board may order a new share certificate to
              -----------------
be issued in the place of any certificate alleged to have been lost or destroyed, but in every such case the owner of the lost certificate may be required to give the Corporation a bond, with surety, in such


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
form and amount as the Board may determine, as indemnity against any loss or claim that the Corporation may incur by reason of the issuance of a new certificate.

     5.04     LEGEND CONDITION.  In the event any shares of this corporation are
              ----------------
issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

                ARTICLE VI - INDEMNIFICATION OF CORPORATE AGENTS
                ------------------------------------------------

     Every Director, officer, employee and agent of the Corporation, and every person serving at the Corporation's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Corporation's Articles of Incorporation, as they may be amended, and in the absence of any such provision therein, in accordance with, and to the extent permitted by, Nevada law.

                            ARTICLE VII - AMENDMENTS
                            ------------------------

     7.01     AMENDMENT  BY  STOCKHOLDERS.  New  bylaws  may be adopted or these
              ---------------------------
Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, except as otherwise provided by law, these Bylaws, or the Articles of Incorporation.

     7.02     AMENDMENT BY DIRECTORS.  Subject to the rights of the stockholders
              ----------------------
as provided in Section 7.01, any bylaw, other than a bylaw or an amendment of a bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the Board.

                            CERTIFICATE OF SECRETARY

     The undersigned, the duly appointed and acting secretary of the Corporation hereby certifies that the foregoing Amended and Restated Bylaws, consisting of ten pages, including this page, were duly adopted by the incorporator of the Corporation and that the foregoing is a true and correct copy of such Bylaws.



Dated: January 27, 2004


                                           /s/ Stephen Spoonamore
                                           -------------------------------------
                                           Stephen Spoonamore, Secretary




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